Exhibit 23-B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Ford Motor Credit Company of our report dated March 21, 2005, relating to the financial statements and financial statement schedule of The Hertz Corporation, which appears in Hertz’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
September 16, 2005